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                                EXHIBIT 15.(a)

           THE ACKNOWLEDGEMENT OF NICHOLS, CAULEY & ASSOCIATES, P.C.
           OF THE AWARENESS OF THE USE IN THE REGISTRATION STATEMENT
            OF A REPORT ON UNAUDITED INTERIM FINANCIAL INFORMATION
        IS CONTAINED IN THE CONSENT OF THAT FIRM FILED AS EXHIBIT 23(b)